AMERICAN RIVER HOLDINGS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2004

TO THE SHAREHOLDERS OF AMERICAN RIVER HOLDINGS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of American River Holdings (the "Company") will be held on Thursday, May 20, 2004 at 5:30 p.m., at the Capitol Mall Branch Office, located at 520 Capitol Mall, Suite 100, Sacramento, California 95814 for the purpose of considering and voting upon the following matters:

     1. Election of Directors. To elect the following nominees of the Board of Directors as Class I Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified:

             Amador S. Bustos         Robert J. Fox         William A. Robotham

     2. Amendment of Articles of Incorporation. To approve the amendment of the Company's Articles of Incorporation to change the name of the Company to American River Bankshares.

     3. Ratification of Independent Public Accountants. To ratify the appointment of Perry-Smith LLP as independent public accountants for the 2004 fiscal year.

     4. Other Business. To transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.


Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

         "Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association, or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

The Board of Directors has fixed the close of business on April 8, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any postponements or adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ STEPHEN H. WAKS, ESQ.
                                        ----------------------------------
                                        Stephen H. Waks, Esq.
                                        Corporate Secretary

Dated: April 27, 2004

Please sign and return the enclosed Proxy Card as promptly as possible and indicate if you will attend the meeting in person.

                             AMERICAN RIVER HOLDINGS
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2004

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2004 Annual Meeting of Shareholders (the "Meeting") of American River Holdings (the "Company") to be held on Thursday, May 20, 2004 at 5:30 p.m., at the Capitol Mall Branch Office, located at 520 Capitol Mall, Suite 100, Sacramento, California 95814 and at any and all postponements or adjournments thereof. Only shareholders of record on April 8, 2004 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 4,212,981 shares of the Company's no par value common stock.

     It is expected that this Proxy Statement and the accompanying Notice, Proxy Card, and Annual Report to Shareholders will be mailed on or about April 27, 2004 to shareholders eligible to receive notice of, and to vote at, the Meeting.

Revocability of Proxies

     A Proxy Card for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the shareholder executing such Proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxyholders in accordance with the instructions specified on the Proxy Card.

     Unless otherwise directed in the accompanying Proxy Card, the shares represented by your executed Proxy will be voted "FOR" the nominees for election of directors named herein, "FOR" the ratification of Perry-Smith LLP as independent public accountants, and "FOR" the amendment to the Articles of Incorporation. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

     This solicitation of Proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in this solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it is advisable.

Voting Securities

     On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by Proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

     A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the

Meeting to permit further solicitation of Proxies with respect to any of the proposals as to which sufficient votes have not been received.

     Votes cast by Proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, April 8, 2004, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its common stock, except as described below.

   -------------------------------------------------------------------------------------------------------------
                               Name and Address of            Amount and Nature of
        Title of Class          Beneficial Owner              Beneficial Ownership     Percent of Class (1)
   -------------------------------------------------------------------------------------------------------------
         Common Stock       Keefe Managers, LLC                      262,418                   6.2%
                            375 Park Avenue, 23rd Floor
                            New York, New York 10152
   -------------------------------------------------------------------------------------------------------------

     (1) Percentage calculated based on 4,212,981 shares outstanding as of the Record Date.

     The following table sets forth information as of April 8, 2004, concerning the equity ownership of the Company's directors, Class I Director nominees and the executive officers named in the Summary Compensation Table, and directors, Class I Director nominees and executive officers as a group. Unless otherwise indicated in the notes to the table, each director and executive officer listed below possesses sole voting power and sole investment power for the shares of the Company's common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The table does not include former Directors, M. Edgar Deas, who resigned on December 31, 2003; Marjorie G. Taylor, who resigned (including her position as Corporate Secretary) on December 31, 2003; Larry L. Wasem, who resigned on December 31, 2003; and William L. Young, who resigned (including his position as President and Chief Executive Officer of American River Bank) on January 2, 2004. The Company has only one class of shares outstanding, common stock. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.

   Name and Address (1) of                          Amount and Nature of          Percent of
       Beneficial Owner                             Beneficial Ownership           Class (2)
   -----------------------                          --------------------          ----------
      Amador S. Bustos                                      4,150                      0.1%
      Raymond F. Byrne                                        277  (5)                 0.0%
      Mitchell A. Derenzo                                  43,482  (6)                 1.0%
      Charles D. Fite                                     102,959  (7)                 2.4%
      Robert J. Fox (3)                                    10,000                      0.2%
      Sam J. Gallina                                      118,612  (8)                 2.8%
      Wayne C. Matthews, M.D. (4)                         102,107  (9)                 2.4%
      William A. Robotham                                  58,930 (10)                 1.4%
      David T. Taber                                      114,911 (11)                 2.7%
      Roger J. Taylor, D.D.S.                              97,894 (12)                 2.3%
      Douglas E. Tow                                       26,254 (13)                 0.6%
      Stephen H. Waks                                      48,761 (14)                 1.2%
      Michael A. Ziegler                                    2,474 (15)                 0.1%
      All directors, director nominees, and               730,811 (16)                16.5%
      executive officers as a group (13 persons)

(1) The address for all persons listed is c/o American River Holdings, 1545 River Park Drive, Suite 107, California, 95815.
(2) Includes shares of Common Stock subject to stock options exercisable within 60 days of the record date.
(3) Mr. Fox is a director nominee selected by the Nominating Committee to replace retiring Director, Doctor Matthews.
(4) Doctor Matthews will resign his position upon expiration of his term effective May 20, 2004.
(5) Includes 187 shares which Mr. Byrne has the right to acquire upon the exercise of stock options within 60 days of the record date.

(6) Includes 26,296 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the record date.
(7) Includes 30,732 shares which Mr. Fite has the right to acquire upon the exercise of stock options within 60 days of the record date.
(8) Includes 582 shares which Mr. Gallina has the right to acquire upon the exercise of stock options within 60 days of the record date.
(9) Includes 582 shares which Doctor Matthews has the right to acquire upon the exercise of stock options within 60 days of the record date.
(10) Includes 25,899 shares which Mr. Robotham has the right to acquire upon the exercise of stock options within 60 days of the record date.
(11) Includes 56,732 shares which Mr. Taber has the right to acquire upon the exercise of stock options within 60 days of the record date.
(12) Includes 30,732 shares which Doctor Taylor has the right to acquire upon the exercise of stock options within 60 days of the record date.
(13) Includes 19,248 shares which Mr. Tow has the right to acquire upon the exercise of stock options within 60 days of the record date.
(14) Includes 18,673 shares which Mr. Waks has the right to acquire upon the exercise of stock options within 60 days of the record date.
(15) Includes 145 shares which Mr. Ziegler has the right to acquire upon the exercise of stock options within 60 days of the record date.
(16) Includes 209,808 stock options outstanding to purchase common stock exercisable within 60 days of the record date.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


NOMINEES

     The Company's Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to the Articles of Incorporation or by a Bylaw amending Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the Articles of Incorporation (i) by a resolution duly adopted by the Board; (ii) by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors was fixed at nine (9) at a regular meeting of the Board of Directors held January 21, 2004.

     The Company has three groups of directors, each of whom is elected for a three-year term. Class I directors are nominated for election this year. Class II directors and Class III directors were elected to serve until 2005 and 2006, respectively, at the Annual Meetings of Shareholders on May 23, 2002, and May 22, 2003, respectively. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

     The following persons are the nominees of the Board of Directors for election as Class I directors to serve for a three-year term until the 2007 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Nominees for Election as Class I Directors:

-----------------------------------------------------------------------------------------------------------------------------
Name and Title                                                                                             Year First Elected
Other than Director                Principal Occupation During the Last Five Years                 Age          Director
-----------------------------------------------------------------------------------------------------------------------------
Amador S. Bustos                Chairman and Chief Executive Officer, Bustos Media                  53            2004
                                Corporation (BMC) in Sacramento.

Robert J. Fox                   Partner, S.J. Gallina & Co., LLP, Certified Public Accountants      59             --
                                in Sacramento.


William A. Robotham             Executive Partner, Pisenti & Brinker LLP, Certified Public          62            2004
                                Accountants in Santa Rosa.

Class II Directors, Continuing in Office:

-----------------------------------------------------------------------------------------------------------------------------
Name and Title                                                                                             Year First Elected
Other than Director                Principal Occupation During the Last Five Years                 Age          Director
-----------------------------------------------------------------------------------------------------------------------------
Sam J. Gallina                  Retired Partner, S.J. Gallina & Co., Certified Public               71            1986
                                Accountants in Sacramento.

Roger J. Taylor, D.D.S.         Dentist (Retired) and National Executive Director Impax Health      58            1983
Vice-Chairman                   Prime and a real estate developer in Sacramento.
Michael A. Ziegler              President and Chief Executive Officer of PRIDE Industries in        59            2002
                                Sacramento.

Class III Directors, Continuing in Office:

-----------------------------------------------------------------------------------------------------------------------------
Name and Title                                                                                             Year First Elected
Other than Director                Principal Occupation During the Last Five Years                 Age          Director
-----------------------------------------------------------------------------------------------------------------------------
Charles D. Fite                 President, Fite Development Company in Sacramento.                  46            1993
Chairman

David T. Taber                  President and CEO, American River Holdings.                         43            1989
President and CEO

Stephen H. Waks                 Attorney-at-Law; owner of Stephen H. Waks, Inc. in Sacramento.      56            1986
Corporate Secretary

     None of the directors, nominees for Class I director listed above or executive officers(1) listed on page 7, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for Class I director or executive officers. No director, nominee for Class I director or executive officer serves as a director of (i) any company which has a class of securities registered under Section 12, or which is subject to the periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, or (ii) any company registered as an investment company under the Investment Company Act of 1940.

     None of the nominees were subject to any legal proceedings involving violations of securities laws, convictions in a criminal proceeding (excluding traffic violations or minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate within the last five years.

Committees of the Board of Directors

     The Audit Committee, whose members are Amador S. Bustos, Sam J. Gallina (Chairman), Wayne C. Matthews, M.D., and William A. Robotham, oversees the Company's and its subsidiaries' independent public accountants, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Gallina has been designated by the Board of Directors as an "audit committee financial expert" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met four (4) times in 2003. See the Audit Committee Report on page 18 for additional information regarding the functions of the Audit Committee. As reported on page 2 of this Proxy Statement, Doctor Matthews is retiring on May 20, 2004. It is anticipated that Director Nominee Fox will replace Doctor Matthews on the Audit Committee. Each member of the Audit Committee is "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and by applicable Nasdaq Stock Market Rules. In addition, each other member of the Audit Committee is "financially literate" as defined under applicable Nasdaq Stock Market Rules.





--------------------------------------------------------------------------------
(1) As used in this Proxy Statement, the term "executive officer" of the Company includes the President and CEO of American River Holdings, the Executive Vice President and Chief Financial Officer of American River Holdings, the President of American River Bank, the Senior Vice President and Credit Administrator of American River Holdings, and the President of North Coast Bank.

     During 2003, the full Board of Directors performed the functions of the Nominating Committee including considering appropriate candidates for election as directors. In January 2004, the Board of Directors delegated this function to a new committee named the Nominating Committee. The Nominating Committee, whose members are Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S., and Stephen H. Waks, has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. All members of the Nominating Committee are "independent," as that term is defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company's Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Holdings, 1545 River Park Drive, Suite 107 Sacramento, California 95815. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate's experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company and its subsidiaries that may enhance the reputation of the Company and its subsidiaries. The Company and its subsidiaries operate in a highly regulated industry and are subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Commissioner of Financial Institutions and Federal Deposit Insurance Corporation. Directors of the Company and its subsidiaries are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company's Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, Nasdaq, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates. Shareholders who wish to nominate a candidate for election to the Company's Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company's bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors is attached to this Proxy Statement as Appendix A. The Nominating Committee recommended the slate of Nominees for Election as Class I Directors.

     The Compensation Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, and Roger J. Taylor, D.D.S., oversees the performance and reviews the compensation of the executive officers of the Company and its subsidiaries. The Compensation Committee met seven (7) times during 2003. See the Compensation Committee Report on page 12 for additional information regarding the functions of the Compensation Committee. The Board has determined that all members of the Compensation Committee are "independent," as that term is defined by applicable Nasdaq Stock Market Rules. Stephen H. Waks joined the Compensation Committee effective March 17, 2004.

     The Finance and Capital Committee, whose members include Wayne C. Matthews, M.D., William A. Robotham, Stephen H. Waks (Chairman), and Michael A. Ziegler, has the responsibility to oversee asset liability management and the investment portfolio including recommending to the full Board of Directors the annual investment strategy; and recommending to the full Board of Directors the annual operating budget for the Company and its subsidiaries; and reviewing premises leases for recommendation to the full Board of Directors. The Finance and Capital Committee met five (5) times during 2003. As reported on page 2 of this Proxy Statement, Doctor Matthews is retiring on May 20, 2004.

     The Executive Committee, whose members include Charles D. Fite (Chairman), Sam J. Gallina, David T. Taber, and Roger J. Taylor, D.D.S., oversees long range planning, formulates and recommends broad policy positions for the full Board of Directors to consider; and is responsible for evaluating and recommending to the full Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee met eleven (11) times during 2003. Stephen H. Waks joined the Executive Committee effective March 17, 2004.

     Each of the subsidiary banks have Loan Committees that have the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm's examinations of the loan portfolios. American River Bank's Loan Committee includes Charles D. Fite, Sam J. Gallina, Roger J. Taylor, D.D.S. (Chairman) and Stephen H. Waks. American River Bank's Loan Committee met thirty-eight (38) times during 2003. North Coast Bank's Loan Committee includes Leo J. Becnel, O.D., M. Edgar Deas, Larry L. Wasem (Chairman), and Philip A. Wright. North Coast Bank's Loan Committee met thirty-three (33) times during 2003. Effective January 1, 2004, North Coast Bank became a division of American River Bank and at that time the role of the Loan Committee transferred to American River Bank; Mr. Wright also joined the American River Bank Loan Committee.

     During 2003, the Company's Board of Directors held twelve (12) regular meetings and two (2) special meetings. In addition, the Company's Board of Directors two (2) "executive sessions" which only the non-employee directors attended, each of whom is "independent" as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

     A majority of the members of the Board of Directors, each of whom is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Holdings, 1545 River Park Drive, Suite 107 Sacramento, California 95815.

     The Company encourages members of its Board of Directors to attend the Company's annual meeting of shareholders each year. All of the directors attended the Company's annual meeting of shareholders held in 2003, except for Directors Deas and Wasem.

Compensation of Directors

     The fees paid to non-employee directors of American River Holdings during 2003 included a retainer of $250 per month, a base fee of $250 per month for attendance at board meetings, and a fee of $150 per month for attendance at committee meetings, other than the Directors Loan Committee of American River Bank whose outside director members received a fee of $250 for each meeting attended and the Directors Loan Committee of North Coast Bank whose outside director members received a fee of $100 for each meeting attended. Outside director members of the Executive Committee received an additional retainer fee of $150 per month. In addition to the fees received as non-employee directors in connection with the meetings and matters described above, the Chairman of the Board of Directors also received a retainer fee of $250 per month, and the Chairman of the Audit Committee and the Chairman of American River Bank's Directors Loan Committee also received a retainer fee of $150 per month. The Chairman of North Coast Bank's Directors Loan Committee also received a retainer fee of $100 per month and the Chairman of the Finance and Capital Committee also received a retainer fee of $50 per month. In 2003, the total amount of fees paid by American River Holdings to all directors as a group was $77,900. In addition, certain directors of American River Holdings also serve as directors and/or committee members for the subsidiaries. In 2003, the total amount of fees paid by the subsidiaries to directors of American River Holdings (in their capacities as directors and/or committee members for the subsidiaries) as a group was $60,200.

     On August 25, 1995, the Board of Directors authorized the grant to each outside director of a nonstatutory stock option to purchase 10,000 shares of American River Holdings common stock at $10.50 per share (converted to 30,150 shares at $3.483 as adjusted for stock splits and stock dividends). On March 19, 2003, Directors Deas, Fite, Gallina, Dr. Matthews, M. Taylor, Dr. R. Taylor,

Waks, and Wasem were granted a nonstatutory stock option to purchase 1,940 shares of American River Holdings common stock at $22.34 per share (converted to 2,910 shares at $14.893 as adjusted for a stock split). On May 21, 2003, Director Ziegler was granted a nonstatutory stock option to purchase 485 shares of American River Holdings common stock at $24.22 per share (converted to 727 shares at $16.144 as adjusted for a stock split). The options for Directors Deas, M. Taylor, and Wasem expired upon their resignations as directors. See resignation discussion on page 2.

     On June 18, 1997, the Board of Directors approved a Gross-Up Plan (the "Plan") to compensate for the tax effects of the exercise of nonstatutory stock options. The Plan named Directors Fite, Gallina, Dr. Matthews, M. Taylor, Dr. R. Taylor, and Waks as participants and applies only to those options granted on August 25, 1995. The Plan also named as a participant, James O. Burpo, who was a director at the time. Mr. Burpo retired from the Company's Board of Directors on September 18, 2002; however, he remained on American River Bank's Board of Directors until May 21, 2003. The Plan encourages participating optionees to retain shares acquired through the exercise of nonstatutory stock options by American River Holdings paying to the participating optionee an amount equal to the taxable income resulting from an exercise of a nonstatutory stock option multiplied by American River Holdings' effective tax rate, subject to the optionee's agreement to hold the shares acquired for a minimum of one (1) year. In the event that the shares acquired upon exercise are not held for at least one year from the date of acquisition, the optionee is required to reimburse the amount paid to the optionee under the Plan. During 2003, former Director Burpo executed an agreement in return for payment of $56,278.80.

     Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly director fees. American River Holdings bears the administration costs and pays interest on the deferred balances at a rate equal to the five-year U.S Treasury Bond plus 4.0%, but does not, otherwise, make contributions to the Plan. During 2003, two directors participated in the Plan and deferred $15,000.

     In January 2003, the Board of Directors approved a Directors Retirement Plan (the "Retirement Plan") whereby each director, upon full retirement from the Company's or an affiliate's Board of Directors, is entitled to receive installment payments over a 24 month period following retirement which are equal to the total Board of Director and Committee fees received by a director for such service during the two full calendar years prior to retirement. The Retirement Plan contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or an affiliate Board of Directors. During 2003, former Director Burpo participated in this Retirement Plan and received payments totaling $5,040.

EXECUTIVE OFFICERS

     The executive officers of the Company during 2003 included David T. Taber, President and Chief Executive Officer of American River Holdings, about whom information is provided on page 4, William L. Young, President and Chief Executive Officer of American River Bank, who resigned effective January 2, 2004, and the following persons:

--------------------------------------------------------------------------------
                                 Officer   Principal Occupation
Name                     Age      Since    During the Past Five Years
--------------------------------------------------------------------------------
Mitchell A. Derenzo       42       1992    Executive Vice President and Chief
                                           Financial Officer of American River
                                           Holdings since 1995. Chief Financial
                                           Officer of American River Bank since
                                           1992.
--------------------------------------------------------------------------------
Raymond F. Byrne          56       2000    President of North Coast Bank, a
                                           division of American River Bank,
                                           since 2002. Senior Vice President and
                                           Senior Lender of North Coast Bank
                                           2000 to 2003. Vice President and
                                           Manager of Bank of the West 2000 to
                                           2001. Vice President and General
                                           Manager of Discovery Office Systems
                                           1991 to 1999.
--------------------------------------------------------------------------------
Douglas E. Tow            50       1994    Senior Vice President and Credit
                                           Administrator of American River
                                           Holdings since 2003. Senior Vice
                                           President and Credit Administrator of
                                           American River Bank since 1994.
--------------------------------------------------------------------------------

Executive Compensation

     Set forth below is the summary compensation paid during the three years ended December 31, 2003 to David T. Taber, Mitchell A. Derenzo, William L. Young, Raymond F. Byrne, and Douglas E. Tow, the only executive officers of the Company and its subsidiaries.

                           Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term Compensation
                                                                              -------------------------------------
                                                Annual Compensation                     Awards             Payouts
--------------------------------------------------------------------------------------------------------------------------------
               (a)                (b)      (c)         (d)          (e)           (f)           (g)          (h)         (i)

            Name and             Year     Salary      Bonus     Other Annual  Restricted    Securities     LTIP      All Other
       Principal Position                ($) (1)     ($) (2)    Compensation    Stock       Underlying     Payouts  Compensation
                                                                  ($) (3)      Award(s)    Options/SARs      ($)       ($) (5)
                                                                                 ($)         (#) (4)
--------------------------------------------------------------------------------------------------------------------------------
David T. Taber, President and 5   2003   $200,000  $ 137,617         --           --           6,750          --      $  38,287
Chief Executive Officer           2002    175,000     44,688         --           --              --          --         31,472
                                  2001    175,000    194,026         --           --              --          --         27,551
--------------------------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo,              2003    125,000     41,568         --           --           3,225          --          9,269
Executive Vice President and      2002    105,124     18,387         --           --              --          --          5,586
Chief Financial Officer           2001    102,833     22,617         --           --              --          --          4,918
--------------------------------------------------------------------------------------------------------------------------------
William L. Young, President and   2003    150,000    102,082         --           --           3,300          --         37,674
Chief Executive Officer,          2002    150,000     28,239         --           --              --          --          7,213
American River Bank (6)           2001    150,000    160,345         --           --              --          --          6,093
--------------------------------------------------------------------------------------------------------------------------------
Raymond F. Byrne, President and   2003    107,525      2,000         --           --             937          --          3,677
Chief Executive Officer, North    2002    105,892      2,286         --           --              --          --          3,346
Coast Bank                        2001    105,949     20,611         --           --              --          --          3,576
--------------------------------------------------------------------------------------------------------------------------------
Douglas E. Tow, Senior Vice       2003    113,000     44,389         --           --           3,225          --         10,247
President and Credit              2002    100,650     15,982         --           --              --          --          5,459
Administrator                     2001     98,457     21,656         --           --              --          --          4,921
--------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the 401(k) Plan and the Deferred Compensation Plan.
(2) Amounts indicated as bonus payments are listed in the year paid. The amounts listed as paid in 2003 were all earned in 2002. Additional amounts accrued in 2003 and paid in 2004 were $133,333 to Mr. Taber; $41,417 to Mr. Derenzo; $100,000 to Mr. Young, $17,148 to Mr. Byrne, and $35,880 to Mr. Tow.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 2003, 2002, and 2001.
(4) Represents the number of shares granted in the year indicated, as adjusted for stock splits and stock dividends. The Company had a 1995 Stock Option Plan (the "1995 Plan") pursuant to which options could be granted to directors and key, full-time salaried officers and employees of the Company and its subsidiaries. The 1995 Plan was replaced with the Company's 2000 Stock Option Plan (the "2000 Plan"). Options granted under the 1995 Plan were either incentive options or nonstatutory options. Options granted under the 1995 Plan became exercisable in accordance with a vesting schedule established at the time of grant. Vesting could not extend beyond ten years from the date of grant. Upon a change in control of the Company, all outstanding options under the 1995 Plan will become fully vested and exercisable. Options granted under the 1995 Plan are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. The 2000 Plan is substantially similar to the 1995 Plan regarding provisions related to option grants, vesting, and dilution. All options granted to the named executive officers have an exercise price equal to the fair market value of the common stock on the date of grant.
(5) Amounts shown for each named executive officer include 401(k) matching contributions, the use of an automobile owned by the Company, earned but unpaid interest on amounts deferred under the Company's Deferred Compensation Plan, excess life insurance premiums paid by the Company, and amounts accrued pursuant to post-retirement agreements as described below.
(6)  Mr. Young retired effective January 2, 2004.

Stock Options

     The following table describes stock options that were granted pursuant to the Company's 2000 Stock Option Plan (the "2000 Stock Option Plan") to the Company's executive officers in the fiscal year ended December 31, 2003. The 2000 Stock Option Plan was approved by shareholders on September 21, 2000. All of the grants were made on March 19, 2003, based on achievement of 2002 corporate and personal performance objectives.

                                       Option/SAR Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------------
                                 Number of       Percent of Total
                                 Securities        Options/SARs                                       Grant Date
                                 Underlying         Granted to                                          Present
                                Options/SARs   Employees in Fiscal  Exercise Price     Expiration     Values ($)
                Name          Granted (#) (1)          Year             ($/Sh)            Date            (2)
-------------------------------------------------------------------------------------------------------------------
David T. Taber                      6,750             18%             $14.89333         3/19/2013       $23,625
-------------------------------------------------------------------------------------------------------------------
Mitchell A. Derenzo                 3,225              8%              14.89333         3/19/2013        11,288
-------------------------------------------------------------------------------------------------------------------
William L. Young (3)                3,300              9%              14.89333         3/19/2013        11,550
-------------------------------------------------------------------------------------------------------------------
Raymond F. Byrne                      937              2%              14.89333         3/19/2013         3,280
-------------------------------------------------------------------------------------------------------------------
Douglas E. Tow                      3,225              8%              14.89333         3/19/2013        11,288
-------------------------------------------------------------------------------------------------------------------

(1) All options are incentive stock options, which vest ratably over a five-year period commencing one year after the grant date. All options have an exercise price equal to the market value on the date of grant. The number of shares granted and the option price have been adjusted to reflect the 3 for 2 stock split distributed on October 31, 2003. The terms of all of the Company's stock option plans provide that options may become exercisable in full in the event of a change of control as defined in the 2000 Stock Option Plan.
(2) The Black-Scholes option-pricing model is used to determine grant date present value. To derive the per share option value of $3.50, the assumptions used include a risk-free rate equal to the seven-year interpolated treasury yield of 3.52%, volatility of 19.6%, and a seven-year maturity.
(3) Mr. Young retired effective January 2, 2004, thereby terminating the options granted to him listed in the table above.

     The following table sets forth the number of shares of common stock acquired by each of the named executive officers upon the exercise of stock options during fiscal year 2003, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2003, the value of such options based on the closing price of the Company's common stock, and certain information concerning unexercised options under the 1995 and 2000 Stock Option Plans.

                              Aggregated Option/SAR Exercises In Last Fiscal Year And
                                             FY-End Option/SAR Values
-------------------------------------------------------------------------------------------------------------------
                                                                  Number of
                                                                 Securities                       Value of
                                                                 Underlying                     Unexercised
                                                                 Unexercised                    in-the-Money
                                                                Options/SARs                    Options/SARs
                             Shares          Value         at Fiscal Year- End (#)         at Fiscal Year-End ($)
                           Acquired on      Realized            Exercisable/                    Exercisable/
             Name         Exercise (#)        ($)               Unexercisable                  Unexercisable

              (a)              (b)            (c)                    (d)                          (e) (1)
-------------------------------------------------------------------------------------------------------------------
 David T. Taber                   --       $        --         75,382 /   6,750       $  1,267,755  / $    36,495
-------------------------------------------------------------------------------------------------------------------
 Mitchell A. Derenzo           4,500       $    57,889         25,651 /   3,225       $    363,366  / $    17,437
-------------------------------------------------------------------------------------------------------------------
 William L. Young             43,270       $   715,155         32,122 /   3,300       $    540,219  / $    17,842
-------------------------------------------------------------------------------------------------------------------
 Raymond F. Byrne                 --       $        --             -- /     937       $         --  / $     5,066
-------------------------------------------------------------------------------------------------------------------
 Douglas E. Tow                2,524       $    50,886         19,803 /   3,225       $    250,267  / $    17,437
-------------------------------------------------------------------------------------------------------------------

(1) The aggregate value has been determined based upon the closing price for the Company's common stock at year-end, minus the exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     In August 2003, the Company entered into an employment agreement with David
T. Taber and its subsidiary, American River Bank, entered into an employment agreement with William L. Young. The agreements provide for an original term of two years subject to automatic extensions of two years following expiration of the original term and one-year extensions thereafter unless terminated in accordance with the terms of the agreements. The agreements provide for a base salary which is disclosed in the Summary Compensation Table on page 8. The base salary under each agreement is reviewed annually and is subject to adjustment at the discretion of the Board of Directors. Additionally, the agreements provide for, among other things (i) an annual incentive bonus based upon the Company's achievement of certain profitability, growth and asset quality standards as set forth in the agreements; (ii) in the event of disability, payment of base salary reduced by the amounts received from state disability insurance or workers' compensation or other similar insurance benefits through policies provided by the Company and/or American River Bank; (iii) stock option grants in the discretion of the Board of Directors under the Company's stock option plan; (iv) four weeks annual paid vacation leave; (v) use of an automobile; and (vi) reimbursement for ordinary and necessary expenses incurred in connection with employment.

     The agreements may be terminated with or without cause, but if the agreements are terminated without cause due to the occurrence of circumstances that make it impossible or impractical for the Company and/or American River Bank to conduct or continue its business, the loss by the Company and/or American River Bank of its legal capacity to contract or the Company and/or American River Bank's breach of the terms of the agreement, the employee is entitled to receive severance compensation equal to six months of the existing base salary plus any incentive bonus due. The agreements further provide that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control (i) the employee's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the employee's salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then the employee will be entitled to receive severance compensation in an amount equal to eighteen (18) months of the employee's annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee). Mr. Young's employment agreement terminated upon his retirement on January 2, 2004.

     On March 18, 1998, American River Bank adopted the American River Bank Employee Severance Policy. The Policy allows for certain named employees to receive severance payments equal to six times their monthly base pay should these named employees be terminated within one year of a "change in control." The Board of Directors has designated executive officers, Mitchell A. Derenzo and Douglas E. Tow, to be covered under the Policy.

     Recognizing the importance of building and retaining a competent management team, additional agreements were entered into to provide post-retirement benefits to Messrs. Taber, Derenzo, Young and Tow. The terms of the agreements include the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age. The agreements generally provide for annual retirement benefit payments of One Hundred Thousand Dollars ($100,000) to Mr. Taber and Fifty Thousand Dollars ($50,000) each to Mr. Derenzo, Mr. Young and Mr. Tow. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period. In the event of an employee's death, all remaining amounts due are anticipated to be paid to the employee's designated beneficiary over the remaining payout period. Other events which may alter when payment of the annual retirement benefit is to begin, or the amount which is to be paid, include: (a) disability prior to retirement in which case the employee shall be entitled to a lesser benefit payment amount based upon the length of employment; and (b) termination following a "change of control," in which case the employee is entitled to receive the annual benefit payment in equal monthly installments for fifteen (15) years beginning in the month following the termination or "change of control" equal to Sixty-Four Thousand Nine Hundred and Seventy Dollars ($64,970) for Mr. Taber and Thirty-Two Thousand Four Hundred and Eighty-Five Dollars ($32,485) each for Mr. Derenzo, Mr. Young and Mr. Tow.

     The Company purchased insurance policies on the lives of Messrs. Taber, Derenzo, Young and Tow, paying the premiums for these insurance policies with a lump-sum premium payment of approximately $1,614,000.

Other Compensation Arrangements

     Effective May 1, 1998, the American River Bank Deferred Compensation Plan was established for the purpose of providing certain highly compensated individuals, which includes the executive officers, an opportunity to defer compensation. Participants, who are selected by a committee designated by the Board of Directors, may elect to defer annually a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their cash bonus. American River Bank bears all administration costs, but does not make contributions to the plan. Effective December 20, 2000, the Deferred Compensation Plan was renamed the American River Holdings Deferred Compensation Plan and beginning January 1, 2001, the Company now bears the administration costs for participants that are employed by the Company and each subsidiary bears the costs for participants that are employed by the subsidiary.

EQUITY COMPENSATION PLAN INFORMATION

     The chart below summarizes share information about American River Holdings' equity compensation plans including the 1995 Stock Option Plan and the 2000 Stock Option Plan as of December 31, 2003. Both of these plans have been approved by the Company's shareholders. The Company has no other equity compensation plan and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company's common stock.

------------------------------------------------------------------------------------------------------------------
         Plan Category          Number of securities to be     Weighted-average     Number of securities remaining
                                  issued upon exercise of      exercise price of     available for future issuance
                                   outstanding options,      outstanding options,      under equity compensation
                                    warrants and rights       warrants and rights     plans (excluding securities
                                                                                       reflected in column (a))

                                            (a)                       (b)                          (c)
------------------------------------------------------------------------------------------------------------------
  Equity compensation plans
  approved by security holders           549,349 (1)                 $6.39                      411,243
------------------------------------------------------------------------------------------------------------------
  Equity compensation plans
  not approved by security                    -0-                       -0-                          -0-
  holders
------------------------------------------------------------------------------------------------------------------
             Total                       549,349                     $6.39                      411,243
------------------------------------------------------------------------------------------------------------------

(1) Shares reserved but unissued shall remain available for grant during any subsequent calendar year. Awards that expire or are cancelled, forfeited or terminated before being exercised shall again become available for future awards under the Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the executive officers of American River Holdings and its subsidiaries is reviewed and approved annually by the Board of Directors on recommendation by the Compensation Committee. During 2003, Charles D. Fite (Chairman), Sam J. Gallina and Roger J. Taylor, D.D.S., served as members of the Compensation Committee. Each such member of the Committee is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules. Mr. Taber was not present during the Compensation Committee voting or deliberations regarding his compensation as required by applicable Nasdaq Stock Market Rules. David T. Taber, Mitchell A. Derenzo, William L. Young, Raymond F. Byrne, and Douglas E. Tow, served as executive officers of American River Holdings and/or its subsidiaries during 2003 in the capacities reflected in the Summary Compensation Table.

     The Compensation Committee's philosophy is that compensation should be designed to reflect the value created for shareholders while supporting American River Holdings' strategic goals. The Compensation Committee reviews annually the compensation of the executive officers to insure that American River Holdings' compensation programs are related to financial performance and consistent generally with employers of comparable size in the industry. Annual compensation for American River Holdings' executive officers includes the following components:

     1) Base salary is related to the individual executive officer's level of responsibility and comparison with comparable employers in the industry.

     2) Executive officers are eligible to participate in the American River Holdings Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan outlines minimum financial performance standards which include performance, growth, efficiency and asset quality minimums which must be achieved prior to any payout. If the performance standards are met, the pool amount available for payment to all employees of the Company is set at a predetermined rate by the Compensation Committee. The incentive pool for 2003 was set at 18% of net income prior to incentive accruals and adjusted for taxes. The actual amounts accrued in 2003 to be paid in 2004 represented 18% of net income prior to incentive accruals and adjusted for taxes. The incentive pool also includes 401(k) matching funds.

     3) Stock option grants are intended to increase the executive officers' interest in American River Holdings' long-term success and link interests of the executive officer with those of shareholders as measured by American River Holdings' share price. Stock options are granted at the discretion of the Board of Directors and at the prevailing market value of American River Holdings common stock. Consequently, the value of the options is directly connected to the increase in value of American River Holdings' stock price. See the Summary Compensation Table and Option/SAR Exercise Table, and notes thereto for a further description of stocks options.

     4) American River Holdings matches salary deferred by employees participating in its 401(k) Plan at a rate equal to 50% of the participant's contribution up to a maximum of 6% of such participant's annual compensation. Executive officers are eligible to participate in the 401(k) plan. See the Summary Compensation Table for further 401(k) plan information.


 /s/ CHARLES D. FITE       /s/ SAM J. GALLINA       /s/ ROGER J. TAYLOR, D.D.S.
 ------------------------  -----------------------  ----------------------------
     Charles D. Fite           Sam J. Gallina           Roger J. Taylor, D.D.S.

COMPARISON OF AMERICAN RIVER HOLDINGS SHAREHOLDERS RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on American River Holdings common stock with the cumulative total return of the SNL Securities Index of National Peer Banks (asset size of less than $500 million), NASDAQ--Total U.S., and the S&P 500 Index as of the end of each of American River Holdings' last five fiscal years.

The following table assumes that $100.00 was invested on December 31, 1998 in American River Holdings common stock and each index, and that all dividends were reinvested. Returns have been adjusted for any stock dividends and stock splits declared by American River Holdings. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

--------------------------------------------------------------------------------

                             AMERICAN RIVER HOLDINGS

--------------------------------------------------------------------------------


                            Total Return Performance


                               [GRAPHIC OMITTED]



                                                        Period Ending
                              ---------------------------------------------------------------
Index                         12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
---------------------------------------------------------------------------------------------
American River Holdings        100.00       90.67     91.95     112.23      180.05     236.00
S&P 500                        100.00      121.11    110.34      97.32       75.75      97.51
NASDAQ--Total US               100.00      185.95    113.19      89.65       61.67      92.90
SNL <$500M Bank Index          100.00       92.57     89.30     123.53      158.20     230.92

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     There have been no transactions, or series of similar transactions, during 2003, or any currently proposed transaction, or series of similar transactions, to which American River Holdings and its subsidiaries was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director or executive officer of American River Holdings or its subsidiaries, any shareholder owning of record or beneficially 5% or more of American River Holdings common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest, except as follows:

     American River Bank leases premises at 9750 Business Park Drive, Sacramento, California, from Bradshaw Plaza Group, which is owned in part by Charles D. Fite, a director of American River Holdings, in addition to ownership by other family members. The lease term is 7 years and expires on November 30, 2006, subject to extension for one five-year option term. The premises consist of 4,590 square feet on the ground floor. The current monthly rent is $7,500. The approximate aggregate rental payments for the period from January 1, 2004 through the lease term expiring on November 30, 2006 will be $269,702. If the five-year option is exercised, the approximate aggregate rental payments for the option term will be $474,000.

     American River Bank leases premises at 10123 Fair Oaks Boulevard, Fair Oaks, California, from Marjorie Taylor, a former director of American River Holdings. The lease term is 12 years and expires on March 1, 2009. The premises consist of 2,380 square feet on the ground floor and the current monthly rent is $1,825. The approximate aggregate rental payments for the period from January 1, 2004 through the lease term expiring on March 1, 2009 will be $119,352.

Certain Business Relationships

     There were no business relationships during 2003 of the type requiring disclosure under Item 404(b) of Regulation S-K.

Indebtedness of Management

     American River Holdings, through its subsidiaries, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Holdings' directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2003 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Holdings and its subsidiaries are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons beneficially owning ten percent or more of the Company's common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to send copies of such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable Nasdaq Stock Market Rules. The Code of Ethics requires that the Company's directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct which may establish additional standards of ethical behavior applicable to the Company's directors, officers and employees.

     The Company's Code of Ethics is attached to this Proxy Statement as Appendix B. In addition, the Code of Ethics was filed as Exhibit 14.1 to the Company's 2003 Annual Report on Form 10-K and may be accessed through the Company's website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this Proxy Statement under the heading "Website" or is available, free of charge, upon written request to Mitchell A. Derenzo, American River Holdings, 1545 River Park Drive, Suite 107, Sacramento, California, 95815.

                                 PROPOSAL NO. 2
                     AMENDMENT TO ARTICLES OF INCORPORATION


     The Company proposes to amend its Articles of Incorporation to change its name from American River Holdings to "American River Bankshares." The purpose of the name change is to align the Company's name more closely with its business focus on financial services. Management and the Board of Directors believe that the name American River Bankshares more accurately identifies the Company as being engaged in the financial services business through its subsidiary, the Bank.

     The Company has a regional business focus in Northern California and national recognition through its listing on the Nasdaq Stock Market. The new name more closely parallels the Company's existing trading symbol, "AMRB," which the Board of Directors believes will enhance name recognition and brand identity as a financial services provider in the public marketplace and in numerous publications in which the Company is listed. The non-recurring costs associated with the amendment of the Company's Articles of Incorporation to effect the name change including filing fees, regulatory fees to change the Nasdaq listing and changes to Company stationery, stock certificates, business cards, and other incidental expenses, are anticipated to be less than $25,000, primarily due to the fact that the proposed change will substantially coincide with the normal re-order purchase cycle for Company stationery, stock certificates, business cards and other supplies.

     If the shareholders approve the proposal to change the Company's name to American River Bankshares, a Certificate of Amendment substantially in the form attached as Appendix C will be filed with the California Secretary of State along with such other certifications as may be required to effect the change of name. Approval of Proposal No. 2 requires the affirmative vote of a majority of the total number of shares voting at the Meeting.

     The Board of Directors has determined that it is in the best interests of the Company to change the Company's name from American River Holdings to American River Bankshares and recommends that shareholders vote "FOR" approval of the amendment to the Company's Articles of Incorporation to effect the name change.

                                 PROPOSAL NO. 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Perry-Smith LLP, certified public accountants, served the Company as its independent public accountant and auditor for the 2003 fiscal year at the direction of the Audit Committee and the Board of Directors of the Company. Perry-Smith LLP has no interests, financial or otherwise, in the Company. The services rendered by Perry-Smith LLP during the 2003 fiscal year were audit services, consultation in connection with various accounting matters, and preparation of the Company's income tax returns.

     The table below summarizes the services rendered to the Company by Perry-Smith LLP during and for the 2003 and 2002 fiscal years.

                                                    2003             2002
                                                  --------         --------

              Audit Fees (1)                      $ 81,960         $ 81,710
              Audit-Related Fees (2)              $  7,415         $  1,415
              Tax Fees (3)                        $ 10,000         $ 11,500
              All Other Fees (4)                  $      0         $ 17,450
              Total Accounting Fees               $ 99,375         $112,075

(1) Audit fees consisted of services rendered by Perry-Smith LLP for the audit of the Company's consolidated financial statements included in the annual report on Form 10-K and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal years 2003 and 2002.
(2) In 2003, audit-related fees consisted of the audit of the Company's 401(k) Plan as well as consulting services relating to the termination of director stock options at North Coast Bank. In 2002, audit-related fees consisted of consulting services related to lease accounting, certifications, and stock options.
(3) Tax fees consisted principally of services rendered by Perry-Smith LLP for assistance relating to tax compliance and reporting for fiscal years 2003 and 2002.
(4) Other fees for 2002 consisted of consultations related to executive performance evaluations and compensation as well as facilitation of a strategic planning meeting.

     The Audit Committee approved each professional service rendered by Perry-Smith LLP during the 2003 and 2002 fiscal years and considered whether the provision of such services is compatible with Perry-Smith LLP maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Perry-Smith LLP. These services included audit, tax and other services described above. The Audit Committee Charter attached as Appendix D includes a policy of pre-approval of all services provided by the Company's independent public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Perry-Smith LLP during the 2003 and 2002 fiscal years.

     It is anticipated that one or more representatives of Perry-Smith LLP will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions.

     The Board of Directors has selected Perry-Smith LLP to serve as the Company's independent public accountants for the year 2004 and recommends that shareholders vote "FOR" the ratification of the appointment of Perry-Smith LLP. The ratification of the appointment of Perry-Smith LLP as the Company's independent public accountants requires approval of a majority of the total number of shares voting at the Meeting. In the event such appointment is not ratified, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent public accountants for 2004. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Perry-Smith LLP for the year 2004 will remain in effect, unless for a reason other than such adverse vote of the shareholders, the Board of Directors deems it necessary or appropriate to make a change. The Board of Directors also retains the power to appoint another independent public accounting firm to replace the accountants ratified by the shareholders in the event the Board of Directors determines that the interests of the Company require such a change.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee consists of the following members of the Company's Board of Directors: Amador A. Bustos, Sam J. Gallina, (Chairman and Audit Committee Financial Expert), Wayne C. Matthews, and William A. Robotham. Each such member of the Committee is "independent" as defined under applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules.

     The Committee operates under a written charter adopted by the Board of Directors which, among other matters, delineates the responsibilities of the Committee. The Committee's responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants engaged (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company's independent public accountants report directly to the Committee. The written charter adopted by the Board of Directors is attached to this Proxy Statement as Appendix D.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and Perry-Smith LLP, the Company's independent public accountants. The Committee has also discussed with Perry-Smith LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as may be modified or supplemented. The Committee has also received the letter from Perry-Smith LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and the Committee has discussed the independence of Perry-Smith LLP with that firm.

     Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

/s/ AMADOR S. BUSTOS /s/ SAM J. GALLINA /s/ WAYNE C. MATTHEWS, M.D. /s/ WILLIAM A. ROBOTHAM
-------------------- ------------------ --------------------------- ------------------------
    Amador S. Bustos     Sam J. Gallina     Wayne C. Matthews, M.D.     William A. Robotham

ANNUAL REPORT

     The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2003 is included in this mailing to shareholders.

FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO STEPHEN H. WAKS, ESQ., SECRETARY, AMERICAN RIVER HOLDINGS, 1545 RIVER PARK DRIVE, SUITE 107, SACRAMENTO, CALIFORNIA, 95815.

WEBSITE

     Information regarding the Company may be obtained from the Company's website at www.amrb.com. Copies of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company's website as soon as they are published by the Securities and Exchange Commission through a link to the Edgar reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the "SEC Filings" menu item on the Company website, then select either "SEC Filings" to view or download copies of reports including Form 10-K, 10-Q or 8-K, or "Section 16 Reports" to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities.

SHAREHOLDERS' PROPOSALS

     Next year's Annual Meeting of Shareholders will be held on May 19, 2005. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2005 Annual Meeting of Shareholders is December 29, 2004. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the December 29, 2004 deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Stephen H. Waks, Esq., Secretary, American River Holdings, 1545 River Park Drive, Suite 107 Sacramento, California 95815.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.



Dated:  April 27, 2004                       AMERICAN RIVER HOLDINGS




                                             By: /s/ STEPHEN H. WAKS
                                                 -------------------------------
                                                 Stephen H. Waks, Esq.
                                                 Corporate Secretary

                                                                      APPENDIX A

                             AMERICAN RIVER HOLDINGS

                               BOARD OF DIRECTORS

                          NOMINATING COMMITTEE CHARTER

I.       Membership

         The Nominating Committee shall be comprised of at least three independent directors appointed annually by the independent members of the Board of Directors. Director independence shall be determined in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market Rules.

II.      Purpose

         The purpose of the Nominating Committee is to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors.

III.     Nomination Process

         1. Candidates shall be evaluated based on the criteria established by the Nominating Committee which may include (a) satisfactory results of any background investigation, (b) experience and expertise, (c) financial resources, (d) time availability, (e) community involvement, and (f) such other criteria as the Nominating Committee may determine to be relevant. Candidates selected for consideration as nominees must meet with the Nominating Committee and thereafter with the Board of Directors.

         2. Any candidate nominated for election to the Board of Directors must (a) be recommended to the Board of Directors by the unanimous vote of approval of the members of the Nominating Committee and (b) receive a majority of votes in favor of nomination from independent members of the Board of Directors. Directors who are not independent shall not vote, but may be present.

         3. Each candidate recommended by the Nominating Committee shall be required to complete one or more questionnaires and provide such additional information as the Nominating Committee shall deem necessary or appropriate. Such information shall include a personal financial statement and a background investigation using an outside firm which shall, among other matters, (a) verify the accuracy of information provided by the candidate including that the name and social security number is consistent with other information provided, (b) conduct a review of criminal history records, and (c) verify addresses associated with the applicant and identification of persons with whom applicant has shared addresses.

         4. Each existing member of the Board of Directors whose term is ending must be reviewed for recommendation for re-election by the Nominating Committee. This review will include review of attendance, participation, continuing education, investment in shares, business development and community involvement. In lieu of the information required to be provided by new candidates for election to the Board of Directors described above in paragraph 3, the Nominating Committee may rely upon the information contained in the most recent annual Directors and Officers Questionnaire completed by the existing member of the Board of Directors, subject to such updated information as the Nominating Committee may deem appropriate.

         5. Nominations for existing members of the Board of Directors must receive a majority of votes in favor of nomination from the other independent directors.

IV.      Frequency of Meetings

         The Nominating Committee shall meet at such times as it may deem appropriate, but not less frequently than annually.

V.       Conflicts

         Any conflicts between the provisions of this Charter and the provisions of the Company's bylaws shall be resolved in favor of the bylaw provisions and nothing contained herein shall be construed as an amendment of the Company's bylaws.

                                                                      APPENDIX B

                             AMERICAN RIVER HOLDINGS

                                 CODE OF ETHICS

General Policy Statement
------------------------

         It is the policy of American River Holdings and it's subsidiary, American River Bank (together, the "Company"), that the Company's directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company in order to merit and maintain the complete confidence and trust of the Company's customers, shareholders and the public in general.

         This Code of Ethics ("Code") establishes standards of compliance to implement the above-referenced policy and is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct which may establish additional standards of ethical behavior applicable to the Company's directors, officers and employees. Any conflicts or inconsistencies between this Code and such personnel policies or codes of conduct shall be resolved in favor of the provisions of this Code.

I.       CODE OF ETHICS PROVISIONS

         A. Honest and Ethical Conduct. It is policy of the Company that all of its directors, officers and employees shall act in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Company expects its directors, officers and employees to use good judgment, maintain high ethical standards and to refrain from any form of illegal, dishonest or unethical conduct. Additionally, directors, officers and employees may not engage in any conduct directly or indirectly to influence, coerce, manipulate or mislead any accountant engaged in preparing an audit for the Company.

         B. Accurate and Timely Disclosure. It is the policy of the Company that shareholders and financial markets receive full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to the Securities Exchange Commission and in other public communications. The Company realizes that only through compliance with such disclosure obligations can shareholders and the public analyze the condition of the Company. To the extent that directors, officers and employees of the Company participate in the preparation or filing of such reports (which in each case shall be presumed to include the principal executive officers, principal financial and accounting officers, or controller, and persons performing similar functions), such persons shall be responsible to ensure that those reports and documents comply with such policy.

         C. Compliance with Applicable Governmental Laws, Rules and Regulations. All directors, officers and employees of the Company must fully comply with the spirit and intent of all laws, rules and regulations applicable to the Company.

         D. Prompt Internal Reporting of Code Violations. The Company has established procedures governing the receipt, investigation and treatment of reports of violations of this Code and governmental laws, rules and regulations applicable to the Company. The Company encourages its directors, officers and employees to promptly report any such violations. Violations should be reported to the Chairman of the Board of Directors of the Company. No retaliation against a director or an officer or employee reporting such a violation in good faith shall be permitted.

         E. Accountability. It is the responsibility of each director, officer and employee of the Company to be familiar with this Code and any personnel policies or other codes of conduct of the Company which establish ethical standards of behavior. The Company's Board of Directors is expected to make every reasonable effort to ensure that the Company's directors, officers and employees comply with the provisions of this Code and any such Company personnel policies or other codes of conduct. Any Company director, officer or employee who violates the provisions of this Code or any such Company personnel policies or codes of conduct may be subject to disciplinary action including, without limitation, termination of employment in the case of officers and employees.

II.      DISCLOSURE OBLIGATIONS

         A. Public Availability. The Company will make a copy of this Code publicly available in compliance with applicable laws, rules and regulations.

         B. Changes and Waivers. Any change to this Code or waiver from this Code may be made only with the prior consent of the Company's Board of Directors. Any such change or waiver will be disclosed in compliance with applicable laws, rules and regulations.

                                                                      APPENDIX C

                             AMERICAN RIVER HOLDINGS

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


David T. Taber and Mitchell A. Derenzo certify that:

         1. They are the President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer, respectively, of American River Holdings, a California corporation.

         2. Article One of the articles of incorporation of American River Holdings is amended to read as follows:

                  "The name of the corporation is American River Bankshares."

         3. The amendment herein set forth has been duly approved by the board of directors of American River Holdings.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation as of the Record Date, April 8, 2004, was 4,212,981. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.


                                       ---------------------------------
                                       David T. Taber
                                       President and Chief Executive Officer


                                       ---------------------------------
                                       Mitchell A. Derenzo
                                       Executive Vice President and
                                       Chief Financial Officer

         David T. Taber and Mitchell A. Derenzo declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

Dated:  _______, 2004
                                       ---------------------------------
                                       David T. Taber
                                       President and Chief Executive Officer



                                       ---------------------------------
                                       Mitchell A. Derenzo
                                       Executive Vice President and
                                       Chief Financial Officer

                                                                      APPENDIX D

                             AMERICAN RIVER HOLDINGS

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The Audit Committee ("Committee") is appointed by the Board of Directors to assist the Board of Directors, among other matters, in monitoring the following:

         1. The integrity of the Company's financial statements, financial reporting processes and internal controls regarding finance, accounting, regulatory and legal compliance;

         2. The independence, qualifications and performance of the Company's independent public accountants;

         3.       The performance of the Company's internal auditors;

         4. Communications among the independent public accountants, management, internal auditors, and the Board of Directors; and

         5. Procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

COMMITTEE MEMBERSHIP

         The Committee shall be comprised of at least three directors. Each member of the Committee shall have the following attributes, subject to permissible exceptions:

         1. Independence, as defined in applicable rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and applicable Nasdaq Stock Market Rules, including that a member shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

         2. The ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

         At least one member of the Committee shall be an "Audit Committee Financial Expert" as defined in the rules promulgated by the Securities and Exchange Commission, or in the event that no member of the Committee qualifies as an Audit Committee Financial Expert, at least one member of the Committee shall be "financially sophisticated" as defined in applicable Nasdaq Stock Market Rules. The members of the Committee shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

MEETINGS

         The Committee shall meet as often as it determines necessary, but not less frequently than quarterly each fiscal year. The Committee shall meet periodically with the Company's management, independent public accountants, internal auditor, and compliance officer.

         The Committee may request any officer or employee of the Company, or the Company's counsel, or independent public accountants, or internal auditors, or compliance officer, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment of the independent public accountants (subject, if applicable, to shareholder ratification) and for the retention, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent public accountant shall report directly to the Committee.

         The Committee shall pre-approve all audit services and permissible non-audit services to be performed for the Company by the independent public accountants, subject to any permitted exceptions for pre-approval of non-audit services pursuant to rules and regulations of the Securities and Exchange Commission and/or Nasdaq.

         The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any other advisors employed by the Committee.

         The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

         The Committee shall make regular reports to the Board of Directors. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

         The Committee, to the extent required by applicable rules or regulations of the Securities and Exchange Commission and/or Nasdaq, or as the Committee deems necessary or appropriate, shall perform the following:

         1.       Financial Statement and Disclosure Matters

         (a) Review with management and the independent public accountants the annual audited financial statements, including disclosures made in the Company's Annual Report on Form 10-K.

         (b) Review with management, the independent public accountants, the internal auditors and Company counsel any certification provided by management related to the Company's financial statements. Review with management, the independent public accountants, and the internal auditors management's assertion regarding the design effectiveness and operation efficiency of the Company's internal control over financial reporting and compliance with the applicable laws and regulations.

         (c) Review with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any material issues as to the adequacy of the Company's internal controls and any actions taken or adopted in light of material control deficiencies.

         (d) Review a report by the independent public accountants concerning (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and (iii) any other material written communications between the independent public accountants and the Company's management.

         (e) Review with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         (f) Review with management the Company's major financial risk exposures and the actions management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         (g) Review with the independent public accountants (i) the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented;
(ii) the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the independence of the independent public accountants related thereto; and (iii) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         (h) Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         2.       Independent Public Accountant Oversight

         (a) Review the length of time the lead and concurring partner of the independent public accountants team has been engaged to audit the Company.

         (b) On an annual basis, the Committee shall review and discuss with the independent public accountants (i) all relationships they have with the Company that could impair the independent public accountant's independence, (ii) the independent public accountant's internal quality control procedures, and
(iii) any material issues raised by the most recent internal quality control review or peer review of the independent public accountant's firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountant's firm, and the steps taken to deal with those issues.

         (c) Ensure the rotation of the lead audit partner of the independent public accountants having primary responsibility for the Company's audit and the audit partner responsible for reviewing the audit to the extent required by applicable law or regulation.

         (d) Prohibit, to the extent required by applicable law or regulation, the hiring of any employee of the independent public accountants who was engaged on the Company's account and who would be employed by the Company in a financial reporting oversight role.

         (e) Meet with the independent public accountants prior to the Company's audit to discuss the planning and staffing of the audit.

         3.       Internal Audit Oversight

         (a) Approve the appointment and replacement of the independent firm of internal auditors; including the independence and authority of the auditors' reporting obligations.

         (b) Review significant reports to management prepared by the auditors and management's responses.

         (c) Review with the auditors and management the auditors' responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

         (d) Review the audit scope and audit staffing plan and discuss the completeness of coverage and effective use of audit resources with both the auditors and the independent public accountants.

         (e) Review with the auditors a progress report on the internal audit plan and any significant changes with explanations for any changes from the original plan.

         (f) Receive confirmation from both the auditors and the independent public accountants that no limitations have been placed on the scope or nature of their audit process or procedures.

         4.       Compliance and Internal Control Oversight

         (a) Review reports and disclosures of insider and affiliated party transactions.

         (b) Review with management and the independent public accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's internal controls, financial statements or accounting policies.

         (c) Review legal matters that may have a material impact on the financial statements or the Company's compliance policies with the Company's counsel.

         (d) Review the adequacy and effectiveness of the Company's internal controls and security matters with management, the auditors and the independent public accountants.

                                       DETACH PROXY CARD HERE

                   -------------------------------------------------------------
                     PROXY
                   -------------------------------------------------------------

                         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                 OF
                                       AMERICAN RIVER HOLDINGS
                         for the Annual Meeting of Shareholders May 20, 2004

                     The undersigned shareholder(s) of American River Holdings
PLEASE DETACH        (the "Company") hereby appoint(s) David T. Taber and
    HERE             Mitchell A. Derenzo as proxyholders, each with full powers of substitution, to represent and to vote all stock of the
You Must Detach      Company which the undersigned is (are) entitled to vote at
This Portion of      the Annual Meeting of Shareholders of the Company to be
the Proxy Card       held on Thursday, May 20, 2004 at the Capitol Mall Branch
Before Returning     Office, located at 520 Capitol Mall, Suite 100, Sacramento,
it in the            California 95814, and at any and all postponements or
Enclosed Envelope    adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Meeting and at any and all postponements or adjournments thereof, upon the following items on the reverse side of the proxy.

                     The Board of Directors recommends a vote "FOR" Proposal No. 1, Proposal No. 2, and Proposal No. 3 set forth on the reverse side. This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal No. 1, "FOR" Proposal No. 2, "FOR" Proposal No. 3, and in the proxyholders' discretion as to any other business which may come before the Meeting.

                                PLEASE SIGN AND DATE ON REVERSE SIDE


                                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------------------------------------------
1.  Election of Directors.  To elect the following      2.  Amendment of Articles of Incorporation. Approval of an
    three (3) persons as Class I directors to serve         amendment of the Articles of Incorporation to change the
    for a three-year term until the 2007 Annual             name of the Company from American River Holdings to
    Meeting of Shareholders and until their                 American River Bankshares.
    successors are duly elected and qualified.
                                                               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
           Amador S. Bustos
           Robert J. Fox                                3.  Ratification of Independent Public Accountants. To        PLEASE DETACH
           William A. Robotham                              ratify the selection of Perry-Smith LLP as independent        HERE
                                                            public accountants for the 2004 fiscal year.            You Must Detach
    [ ] FOR ALL     [ ] WITHHOLD ALL                                                                                This Portion of
                                                               [ ] FOR     [ ] AGAINST     [ ] ABSTAIN              the Proxy Card
    [ ] FOR ALL EXCEPT Nominee(s) Written Below:                                                                    Before Returning
                                                        4. Other Business. To transact such other business as       it in the
    ---------------------------------------------          may properly come before the Meeting and any             Enclosed
                                                           postponements or adjournments thereof.                   Envelope
    Number of Shares:
                     ----------------------------          Please date this Proxy and sign your name as it
                                                           appears on the stock  certificates. Executors,
    Date:                     , 2004                       administrators, trustees, etc., should give their
         ---------------------                             full titles. All joint owners should sign.

    I/we do [ ] do not [ ] expect to attend the         Signature of Shareholder(s)
    Meeting
                                                        -----------------------------------------------

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF   -----------------------------------------------
    DIRECTORS,  AND MAY BE REVOKED BY THE                            Please print name(s)
    SHAREHOLDER(S) PRIOR TO ITS EXERCISE BY FILING
    WITH THE CORPORATE SECRETARY OF THE COMPANY AN
    INSTRUMENT REVOKING THIS PROXY FOR A DULY EXECUTED
    PROXY BEARING A LATER DATE OR BY APPEARING IN
    PERSON AND VOTING AT THE MEETING.